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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                       of Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                February 19, 1999

                                 EATERIES, INC.
             (Exact name of registrant as specified in its charter)

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
          Oklahoma                        0-14968                          73-1230348
(State or other jurisdiction     (Commission file number)     (IRS Employer Identification Number)
      of incorporation)
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                         3240 W. Britton Road, Suite 202
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 755-3607
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On February 19, 1999, Eateries, Inc. (the "Company") purchased 1,056,200 shares ("Shares") of its outstanding common stock, par value $0.002, from Astoria Capital Partners, L.P., Montavilla Partners, L.P., and MicroCap Partners L.P. ("Sellers") for a purchase price of $5.125 per Share or an aggregate purchase price of $5,413,025. The Shares purchased from the Sellers constituted 26.7% of the outstanding common stock of the Company.

         As a result of the transaction, the beneficial ownership of the Company by its President and Chief Executive Officer, Vincent F. Orza, Jr., increased from 16.6% to 22.1% and the aggregate beneficial ownership of the Company's executive officers and directors as a group increased from 37.4% to 48.6%.

         In connection with this transaction, the Company entered into a new credit facility with Local Federal Bank, F.S.B. of Oklahoma City in the aggregate amount of $14,600,000, of which a maximum of $6,000,000 is available to the Company under a revolving line of credit and $8,600,000 was borrowed by the Company under a term loan. Certain proceeds from the term loan (approximately $5.4 million) were used for the purchase of the Shares. The balance of the proceeds under the term loan (approximately $3.2 million) and the proceeds under the revolving line of credit (approximately $2.6 million) were used to retire indebtedness under the Company's existing loan agreement and for other general corporate purposes.

         The revolving line of credit provides for a floating rate of interest (initially 6.50%) with interest payable quarterly and, subject to acceleration provisions, principal payable in full on February 19, 2001. The term loan also provides for a floating rate of interest (initially 6.50%) payable in quarterly installments of principal plus accrued interest with the final payment due on February 19, 2004, subject to acceleration provisions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         The following documents are attached as exhibits to this Report on Form 8-K:

               (1) Exhibit 10.38 - Stock Purchase Agreement dated as of February 17, 1999, between Eateries, Inc. and Astoria Capital Partners, L.P., Montavilla Partners, L.P. and MicroCap Partners L.P. ("Sellers").

               (2) Exhibit 10.39 - Loan Agreement dated effective February 19, 1999, among Eateries, Inc., Fiesta Restaurants, Inc, Pepperoni Grill, Inc., Garfield's Management, Inc. and Local Federal Bank, F.S.B.

               (3) Exhibit 10.40 - Revolving Promissory Note in the principal amount of $6,000,000 dated February 19, 1999, by Eateries, Inc., Fiesta Restaurants, Inc, Pepperoni Grill, Inc. and Garfield's Management, Inc. in favor of Local Federal Bank, F.S.B.

               (4) Exhibit 10.41 - Term Promissory Note in the principal amount of $8,600,000 dated February 19, 1999, by Eateries, Inc., Fiesta Restaurants, Inc, Pepperoni Grill, Inc. and Garfield's Management, Inc. in favor of Local Federal Bank, F.S.B.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EATERIES, INC.
                                             (Registrant)


                                             By: /s/ BRADLEY L. GROW
                                                 ----------------------------
                                                 Bradley L. Grow
                                                 Vice President
                                                 Chief Financial Officer

Date:  March 3, 1999

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                               INDEX TO EXHIBITS

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Exhibit
Number         Description
------         -----------

10.38     -    Stock Purchase Agreement dated as of February 17, 1999, between
               Eateries, Inc. and Astoria Capital Partners, L.P., Montavilla
               Partners, L.P. and MicroCap Partners L.P. ("Sellers").

10.39     -    Loan Agreement dated effective February 19, 1999, among Eateries,
               Inc., Fiesta Restaurants, Inc, Pepperoni Grill, Inc., Garfield's
               Management, Inc. and Local Federal Bank, F.S.B.

10.40     -    Revolving Promissory Note in the principal amount of $6,000,000 dated February 19, 1999, by Eateries, Inc., Fiesta Restaurants,
               Inc, Pepperoni Grill, Inc. and Garfield's Management, Inc. in favor of Local Federal Bank, F.S.B.

10.41     -    Term Promissory Note in the principal amount of $8,600,000 dated
               February 19, 1999, by Eateries, Inc., Fiesta Restaurants, Inc,
               Pepperoni Grill, Inc. and Garfield's Management, Inc. in favor of
               Local Federal Bank, F.S.B.
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